SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549





		FORM 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report: October 20, 1997
(Date of earliest event reported)


MNB BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20878			48-1120026
(Commission File Number)	(IRS Employer Identification Number)




800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)




(785) 565-2000
(Registrant's telephone number, including area code)


Item 5.		Other Events

As previously reported on a Form 8-K, on September 16, 1997,
MNB Bancshares, Inc., (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Freedom Bancshares, Inc. ("Freedom"), a Kansas corporation. On October 20, 1997, a press release was made disclosing the terms of the Agreement and stating the final purchase price would be approximately $3.2 million.

Further details of the transaction are contained in the press release attached hereto as Exhibit 99.1


Item 7.	Financial Statements, Pro Forma Financial Information,
and Exhibits

	(a)	Financial Statements of Business Acquired

		None.

	(b)	Pro Forma Financial Information

		None.

	(c)	Exhibits

		99.1 Press Release dated October 20, 1997

Exhibit 99.1
PRESS RELEASE




CONTACT:
Patrick L. Alexander
President and Chief Executive Officer
MNB Bancshares, Inc.
785/565-2000

CONTACT:
William J. Schlobohm
President and Chief Executive Officer
Freedom Bancshares, Inc.
913/528-3112


FOR IMMEDIATE RELEASE

TERMS OF FREEDOM BANCSHARES TRANSACTION ANNOUNCED

Manhattan, Kansas October 20, 1997	Patrick L. Alexander, President
and Chief Executive Officer of MNB Bancshares, Inc. (Nasdaq Small
Cap MNBB), Manhattan, and William J. Schlobohm, President of
Freedom Bancshares, Inc. (Freedom), Osage City, Kansas, disclosed today the terms for the purchase of Freedom by MNB Bancshares.
Freedom is a bank holding company for Citizens State Bank, Osage
City.

"Under the terms of the September 16 agreement," Alexander said, "MNB Bancshares will acquire the issued and outstanding shares of Freedom Bancshares for $165 per share in cash, subject to regulatory and shareholder approval."

Additionally, MNB will redeem Freedom's preferred stock and will assume the holding company's debt. The final purchase price of approximately $3.2 million is projected to be approximately 290% of Freedom's tangible book value.

"Our due diligence review is now complete and all the appropriate regulatory filings are being made." Alexander said.

Schlobohm commented on the acquisition, saying, "We are very excited about joining with MNB and contributing to its community banking philosophy. By teaming with MNB, we are able to achieve our dual goals of getting an excellent price for our shareholders and combining with an organization that strongly believes in the importance of the bank remaining a leader in the communities it serves. We feel this combination is good for our shareholders, our employees, and the community."

"We intend to continue and to strengthen Citizens State Bank's tradition of being the leading provider of financial products and services in the community," Alexander said. "Community banks such as ours are competing today with formidable financial giants for the same pool of customers. We think that by combining our resources with the employees and the character of banks like Citizens, and maintaining the relationships which have been developed over the years, we can compete effectively in this environment. This will provide enhanced community banking to Citizens' customers."

"Consumers today can get their financial products and services from any number of places," Alexander continued, "but banking is fundamentally a 'people' business. We believe our people should be involved in the community. We feel that decisions should be made locally by bankers who are familiar with their customers and knowledgeable about their needs. Our idea is simple, but effective: If we pool our resources and capitalize on our strengths, we can deliver quality products and exceptional service in a community banking environment. That is our goal."

MNB Bancshares, Inc., with total assets of $102 million is a bank holding company for Security National Bank, which is headquartered in Manhattan, Kansas. Earlier this year, Security National Bank opened a branch at 21st and Wanamaker in Topeka. In 1995, MNB acquired
Security State Bank of Auburn, Kansas, which is now a branch of Security National Bank. The proposed combination will bring total assets to approximately $145 million.



###



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MNB BANCSHARES, INC.


Dated:	October 23, 1997

By:	Susan E. Roepke
	Vice President